SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  May 23, 2005 (May 23, 2005)

SENECA GAMING CORPORATION

(Exact Name of Registrant as Specified in Charter)

Not Applicable	333-117633	54-2122988
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

310 Fourth Street
Niagara Falls, NY (Seneca Nation Territory)		14303
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (716) 299-1100

Not Applicable

(Former name or address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                     Other Events.

On May 23, 2005, Seneca Gaming Corporation (SGC) announced that it completed an offering of an aggregate principal amount of $200 million of additional 7¼% senior notes due 2012, Series B, pursuant to an exemption from registration under the Securities Act of 1933.  The issuance will be treated as a single class with the existing aggregate principal amount of $300 million of 7¼% senior notes due 2012 that were issued in May 2004.  The new senior notes have substantially identical terms to the previously issued senior notes, except for certain tax attributes and prior to November 1, 2005 the amount of interest accrued thereon.

The net proceeds of the offering were used to pay the amount owed by Seneca Niagara Falls Gaming Corporation (SNFGC) to Freemantle Limited (Freemantle) pursuant to a termination agreement entered into by the parties on May 9, 2005 to terminate the $80 million loan that Freemantle provided in November 2002 for the construction and development of Seneca Niagara Casino. The balance of the net proceeds will be used to fund certain costs associated with the expansion of SGC’s operations, and for general corporate purposes.

The press release SGC issued announcing such completed offering is attached as Exhibit 99.1.

Item 9.01       Financial Statements and Exhibits

The following exhibit is furnished as a part of this Current Report on Form 8-K:

(a)                                  Exhibits

99.1                           Press Release issued by Seneca Gaming Corporation, dated May 23, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SENECA GAMING CORPORATION
(Registrant)

Date: May 23, 2005		/s/ Barry W. Brandon
	Name:	Barry W. Brandon
	Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1*	Press Release issued by Seneca Gaming Corporation, dated May 23, 2005.

*Filed herewith